Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS FIRST QUARTER EARNINGS OF
$0.42 PER DILUTED SHARE AND 29% REVENUE GROWTH

WASHINGTON, D.C. (April 25, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced financial results for the first quarter ended March 31, 2006. Revenues for the first quarter increased 28.7% to $105.1 million from $81.6 million for the first quarter of 2005. Net income and earnings per diluted share for the first quarter were $17.1 million and $0.42, respectively.
Effective January 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R) (FAS No. 123(R)), which provides the accounting rules for share based compensation. To present results on a comparable basis to the prior year, the Company is providing adjusted financial results, including net income and earnings per diluted share, that exclude the effects of share based compensation.
Excluding the effects of share based compensation in accordance with FAS No. 123(R), adjusted net income for the first quarter of 2006 increased 23.3% to $21.1 million from $17.1 million for the first quarter of 2005. Adjusted earnings per diluted share for the first quarter of 2006 increased 21.4% to $0.51 from $0.42 in 2005. A reconciliation of CEB’s reported and adjusted results is set forth in the notes to the Financial Highlights section below.
Tom Monahan, CEO of the Corporate Executive Board commented, “We are obviously happy with such a strong start to 2006. Our 29.3% contract value growth and 92% client renewal rate at year-end 2005 had positioned us well for 2006, and we built on that momentum as we entered the year.
“Underpinning our strong revenue and contract value growth in the first quarter was continued success across our three growth drivers. Our new programs are off to a great start and growth from cross sales and growth from new clients are both running above the high end of our annual target range. The cross-sell ratio stands at 3.78 membership programs per institution, up from 3.6 at this time last year. New clients joining their first CEB program in the quarter included: Abercrombie & Fitch Co., Bally International AG, Enel S.p.A., Forest Laboratories, Inc., Genuine Parts Company, Guardian Media Group plc, and Pinault-Printemps-Redoute Group. You can see the total impact of these key growth metrics reflected in our 29.1% contract value growth for the quarter.
“Today, I am also delighted to announce our 39th membership program: The Investor Relations Roundtable (IRR). This program serves senior executives responsible for managing corporate relationships with the investment community. As with all of our new programs, the Investor Relations program has benefited enormously from the advice and guidance of our charter members, including senior executives from: ABN AMRO Bank N.V., Alcoa Inc., IBM Corporation and Principal Financial Services, Inc. IRR is the second of our planned five to six new program launches for 2006 and brings our total number of membership-based programs to 39.”

Share Repurchase
During the quarter ended March 31, 2006, the Company repurchased approximately 406,000 shares of its common stock at a total cost of approximately $39 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.
Outlook for 2006
The following statements summarize the Company’s guidance for 2006.
The Company is reiterating its target for annual revenue growth of a minimum of 25% accompanied by continued modest expansion in the adjusted operating margin, excluding share based compensation under FAS No. 123(R), within the target annual range of 25 – 30%. As in the past, the operating margin may fluctuate on a quarterly basis. The Company expects a quarterly revenue distribution of approximately $110 million for the second quarter, $116 million for the third quarter, and $124 million for the fourth quarter of 2006.
For 2006, the Company expects interest income of approximately $25.5 to $26.0 million, an effective income tax rate of approximately 38.5% and diluted weighted shares outstanding of approximately 41.0 – 41.5 million.
The Company is increasing its guidance on GAAP annual diluted earnings per share for 2006 to $1.88. For the balance of 2006, the Company expects GAAP earnings per diluted share of $0.42 for the second quarter, $0.48 for the third quarter, and $0.56 for the fourth quarter.
The Company is increasing its guidance on adjusted annual diluted earnings per share for 2006, excluding share based compensation under FAS No. 123(R), to $2.27. For the balance of 2006, the Company expects adjusted earnings per diluted share of $0.52 for the second quarter, $0.58 for the third quarter, and $0.66 for the fourth quarter, reflecting a net effect for share based compensation of $0.10 for each quarter.
The earnings per diluted share, interest income and weighted shares outstanding guidance includes only share repurchases made as of March 31, 2006.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under SFAS No. 123(R), whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its 2005 annual report on Form 10-K. The forward-looking statements in this press release are made as of April 25, 2006, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,800 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended
	Growth Rates	March 31,
Financial Highlights (GAAP, as reported):		2006	2005
Revenues	28.7%	$105,069	$81,608
Net income	(0.1%)	$17,119	$17,142
Basic earnings per share		$0.43	$0.44
Diluted earnings per share	0.0%	$0.42	$0.42
Weighted average shares outstanding:
Basic		39,579	39,021
Diluted		41,065	40,577
Financial Highlights (Adjusted amounts to exclude effects of share based compensation under FAS No. 123(R)):(1)
Adjusted cost of services		$34,374	$26,394
Adjusted member relations and marketing		$27,343	$21,613
Adjusted general and administrative		$13,085	$9,394
Adjusted income from operations	24.2%	$28,270	$22,758
Adjusted net income	23.3%	$21,138	$17,142
Adjusted diluted earnings per share	21.4%	$0.51	$0.42
Adjusted Percentages of Revenues: (1)
Adjusted cost of services		32.7%	32.3%
Adjusted member relations and marketing		26.0%	26.5%
Adjusted general and administrative		12.5%	11.5%
Adjusted income from operations		26.9%	27.9%

(1)	The following table reconciles GAAP to adjusted financial statement amounts, considering the share based compensation recognized by the Company in accordance with FAS No. 123(R):

	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005
	GAAP, as	Share based		GAAP, as	Share based
Financial statement descriptions	reported	compensation	Adjusted	reported	compensation	Adjusted
Cost of services	$37,460	$(3,086)	$34,374	$26,394	—	$26,394
Member relations and marketing	28,850	(1,507)	27,343	21,613	—	21,613
General and administrative	15,027	(1,942)	13,085	9,394	—	9,394
Income from operations	21,735	6,535	28,270	22,758	—	22,758
Net income	$17,119	$4,019	$21,138	$17,142	—	$17,142
Diluted earnings per share	$0.42	$0.09	$0.51	$0.42	—	$0.42
To supplement the company’s consolidated financial statements presented in accordance with GAAP, CEB uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per diluted share. CEB makes reference to measures of operating income, gross profit, certain expenses (including cost of services, member relations and marketing and general and administrative), net income and earnings per share for Q1-06, which exclude FAS No. 123 (R) share based compensation to allow management and investors to better understand the effects of share based compensation on CEB’s results of operations and to provide a comparison of results in the current period to those in prior periods that did not include FAS No. 123(R) share based compensation. Although these non-GAAP financial measures adjust expense and other items to exclude the accounting treatment of share based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share based compensation programs, as those programs are an important element of CEB’s compensation structure and generally accepted accounting principles indicate that all forms of share based payments should be valued and included as appropriate in results of operations. CEB discloses this information to the public to enable investors who wish to more easily assess the company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share based compensation expenses. CEB’s reference to these measures should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. FAS No. 123(R) did not have a significant effect on the diluted share number for the quarter.
The Company also recognized $1.9 million and $0.5 million reflecting additional employer taxes as a result of the taxable income that our employees recognized upon the exercise of non-qualified common stock options for the three months ended March 31, 2006 and 2005, respectively. The Company has recorded such expenses in the same expense line item as other compensation paid to the relevant categories of employees as follows: Cost of services, $0.8 million and $0.3 million, Marketing and member services, $0.3 million and $0.1 million, and General and administrative, $0.8 million and $0.1 for 2006 and 2005, respectively. The additional employer taxes incurred by the Company are reflected within both the GAAP amounts as reported and the adjusted financial results presented within this press release.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statement of Operations
(in thousands, except per share data)
(Unaudited)

		Three Months Ended
	Selected	March 31,
	Growth
	Rates	2006	2005
Operating Statistic
Contract Value (1) (at period end)	29.1%	$408,771	$316,640

Statement of Operations
Revenues	28.7%	$105,069	$81,608
Cost of services		37,460	26,394

Gross profit		67,609	55,214

Member relations and marketing		28,850	21,613
General and administrative		15,027	9,394
Depreciation and amortization		1,997	1,449

Income from operations	(4.5%)	21,735	22,758

Other income, net		6,100	3,019

Income before provision for income taxes		27,835	25,777
Provision for income taxes		10,716	8,635

Net income	(0.1%)	$17,119	$17,142

Basic earnings per share		$0.43	$0.44
Diluted earnings per share	0.0%	$0.42	$0.42

Weighted average shares outstanding
Basic		39,579	39,021
Diluted		41,065	40,577

Adjusted income from operations	24.2%	$28,270	$22,758
Adjusted net income	23.3%	$21,138	$17,142
Adjusted diluted earnings per share	21.4%	$0.51	$0.42

Percentages of Revenues
Gross profit		64.3%	67.7%
Member relations and marketing		27.5%	26.5%
General and administrative		14.3%	11.5%
Income from operations		20.7%	27.9%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2006	Dec. 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$238,634	$424,276
Marketable securities	106,595	2,264
Membership fees receivable, net	74,177	120,242
Deferred income taxes, net	47,585	11,880
Deferred incentive compensation	10,817	11,489
Prepaid expenses and other current assets	11,803	8,944

Total current assets	489,611	579,095
Deferred income taxes, net	3,105	2,958
Marketable securities	207,263	118,096
Goodwill and other intangibles	8,281	8,445
Property and equipment, net	21,559	18,401

Total assets	$729,819	$726,995

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$33,245	$43,667
Accrued incentive compensation	15,923	27,045
Deferred revenues	266,910	261,300

Total current liabilities	316,078	332,012

Other liabilities	8,626	9,569

Total liabilities	324,704	341,581

Total stockholders’ equity	405,115	385,414

Total liabilities and stockholders’ equity	$729,819	$726,995

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,119	$17,142
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	2,023	1,449
Deferred income taxes	10,716	8,635
Share based compensation	6,535	—
Excess tax benefits from share based compensation arrangements(1)	(12,797)	—
Amortization of marketable securities premiums, net	(216)	635
Changes in operating assets and liabilities:
Membership fees receivable, net	46,065	34,753
Deferred incentive compensation	672	896
Prepaid expenses and other current assets	1,105	(615)
Accounts payable and accrued liabilities	(14,562)	(2,367)
Accrued incentive compensation	(11,131)	(5,817)
Deferred revenues	5,610	(862)
Other liabilities	(943)	506

Net cash flows provided by operating activities	50,196	54,355

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(4,945)	(1,160)
(Purchases) sales and maturities of marketable securities, net	(194,920)	21,559

Net cash flows (used in) provided by investing activities	(199,865)	20,399

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	1,555	44,676
Proceeds from the issuance of common stock under the employee stock purchase plan	416	334
Excess tax benefits from share based compensation arrangements(1)	12,797	—
Purchase of treasury shares	(38,960)	(16,218)
Payment of dividends	(11,851)	(3,873)
Reimbursement of common stock offering costs	70	35
Payment of common stock offering costs	—	(2)

Net cash flows (used in) provided by financing activities	(35,973)	24,952

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(185,642)	99,706

Cash and cash equivalents, beginning of period	424,276	113,996

Cash and cash equivalents, end of period	$238,634	$213,702

(1)	In accordance with FAS No. 123(R), excess tax benefits related to share based compensation are now classified as a cash flow from financing activities, rather than as a cash flow from operating activities. The net effect of this change for the quarter ending March 31, 2006 is to move $12.8 million of excess tax benefits from an operating cash flow to a cash flow from financing activities, leaving total cash flow unchanged.